As filed with the Securities and Exchange Commission on July 21, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________
HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	93-0926999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________
901 North Kansas Avenue, North Liberty, Iowa 52317
(319) 626-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________
Michael J. Gerdin
Chairman, President, and Chief Executive Officer
Heartland Express, Inc.
901 North Kansas Avenue
North Liberty, Iowa 52317
(319) 626-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________
Copies requested to:
Mark A. Scudder, Esq.
Heidi Hornung-Scherr, Esq.
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223
__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒		Accelerated Filer ☐
Non-Accelerated Filer ☐	(Do not check if a Smaller Reporting Company)	Smaller Reporting Company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(1)(2)

(1)	An indeterminate aggregate offering price or amount of shares of common stock are being registered and may be offered by selling stockholders from time to time.
(2)
In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, which will be paid from time to time in connection with one or more offerings to be made hereunder.

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PROSPECTUS

HEARTLAND EXPRESS, INC.

Common Stock
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Certain of our stockholders (the “selling stockholders”) may offer and sell from time to time, in one or more offerings, shares of our common stock, $0.01 par value per share. The selling stockholders may offer our common stock in amounts, at prices and on terms determined at the time of offering. We will not receive any proceeds from the sales of any shares of common stock by the selling stockholders. See “Plan of Distribution” on page 8. The specific plan of distribution for any common stock to be offered will be described in a supplement to this prospectus. If any agents, underwriters or dealers are used to sell common stock, a prospectus supplement will name them and describe any compensation payable to them.

This prospectus may not be used to offer to sell any shares of common stock unless accompanied by a prospectus supplement. The prospectus supplement may add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the documents incorporated by reference herein and therein, and any free writing prospectus relating to the specific offering of our common stock carefully before you make an investment decision.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “HTLD.”
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Investing in our common stock involves a high degree of risk.  Before buying any of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page 5 of this prospectus, in the applicable prospectus supplement and any free writing prospectus relating to the specific offering of our common stock, and under similar headings in the documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.
_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
_____________________________

The date of this prospectus is July 21, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, any selling stockholder may sell our common stock from time to time and in one or more offerings. Each time common stock is offered by a selling stockholder, a supplement to this prospectus will be provided that contains information about the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus, including, but not limited to, identifying the selling stockholder(s). If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein (as described below under the heading “Incorporation of Documents by Reference”) or therein, any free writing prospectus relating to the specific offering of our common stock.

This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus and the documents incorporated by reference herein as to the contents of any contract or other document are not necessarily complete and, where that contract or other document is an exhibit to the registration statement or is otherwise filed with the SEC, we refer you to the full text of the contract or other document. All such statements are qualified in their entirety by reference to such contracts or other documents. The registration statement and the exhibits, and such other filings, can be obtained from the SEC as indicated under the heading “Where You Can Obtain Additional Information.”

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “Heartland Express, Inc.,” “Heartland Express,” “Heartland,” the “Company,” “we,” “us,” “our,” and similar terms refer to Heartland Express, Inc. and its consolidated subsidiaries. The term “selling stockholders” includes successors-in-interest, donees, transferees or others who may later hold the selling stockholders’ interests.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any free writing prospectus relating to the specific offering of our common stock, together with the documents we incorporate by reference herein or therein. Neither we nor the selling stockholders have authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate only as of the date on the front cover of this prospectus, the date of the applicable prospectus supplement, the date of the applicable free writing prospectus or the date of such incorporated document, as the case may be, unless we indicate otherwise, even though this prospectus, the applicable prospectus supplement or any applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since the applicable date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future,” “outlook,” and similar terms and phrases. In this prospectus and the documents incorporated herein by reference, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.

Forward-looking statements are based upon the current beliefs and expectations of our management in light of currently available operating, financial and competitive information and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, any applicable prospectus supplement and any free writing prospectus relating to the specific offering of our common stock under “Risk Factors” as well as in our reports incorporated by reference into this prospectus or any applicable prospectus supplement and include, among other things, the following:

●	we could be negatively impacted by the recent COVID-19 pandemic or other similar outbreaks;

●
our business is subject to general economic, credit, business, and regulatory factors affecting the trucking industry that are largely out of our control, any of which could have a materially adverse effect on our operating results;

●
our growth may not continue at historical rates, if at all, and any decrease in revenues or profits may impair our ability to implement our business strategy, which could have a materially adverse effect on our results of operations;

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we operate in a highly competitive and fragmented industry, and numerous competitive factors could impair our ability to improve our profitability, limit growth opportunities, and could have a materially adverse effect on our results of operations;

●	we are highly dependent on a few major customers, the loss of one or more of which could have a materially adverse effect on our business;

●	the incurrence of indebtedness under our credit agreement or lack of access to other financing sources could have adverse consequences on our future operations;

●	we may be adversely affected by changes in the method of determining the London Interbank Offered Rate (“LIBOR”) or the replacement of LIBOR with an alternative reference rate;

●	we have significant ongoing capital requirements that could affect our profitability if we are unable to generate sufficient cash from operations and obtain financing on favorable terms;

●
our profitability may be materially adversely impacted if our capital investments do not match customer demand for invested resources or if there is a decline in the availability of funding sources for these investments;

●
increased prices for new revenue equipment, design changes of new engines, decreased availability of new revenue equipment, and decreased demand for and value of used equipment could have a materially adverse effect on our business, financial condition, results of operations, and profitability;

●	if fuel prices increase significantly, our results of operations could be adversely affected;

●
increases in driver compensation or difficulties in attracting and retaining qualified drivers, including independent contractors, may have a materially adverse effect on our profitability and the ability to maintain or grow our fleet;

●	if our independent contractors are deemed by regulators or judicial process to be employees, our business, financial condition and results of operations could be adversely affected;

●
we operate in a highly regulated industry, and changes in existing regulations or violations of existing or future regulations could have a materially adverse effect on our operations and profitability;

●
the Compliance Safety Accountability program adopted by the Federal Motor Carrier Safety Administration could adversely affect our profitability and operations, our ability to maintain or grow our fleet, and our customer relationships;

●	receipt of an unfavorable Department of Transportation safety rating could have a materially adverse effect on our operations and profitability;

●	compliance with various environmental laws and regulations may increase our costs of operations and non-compliance with such laws and regulations could result in substantial fines or penalties;

●	we may not make acquisitions in the future, or if we do, we may not be successful in integrating the acquired company, either of which could have a materially adverse effect on our business;

●	if we are unable to retain our key employees or find, develop and retain a core group of managers, our business, financial condition, and results of operations could be materially adversely affected;

●	seasonality and the impact of weather and other catastrophic events affect our operations and profitability;

●	we self-insure for a significant portion of our claims exposure, which could significantly increase the volatility of, and decrease the amount of, our earnings;

●
we depend on the proper functioning and availability of our management information and communication systems and other technology assets (and the data contained therein) and a system failure or unavailability, including those caused by cybersecurity breaches, or an inability to effectively upgrade such systems and assets could cause a significant disruption to our business and have a materially adverse effect on our results of operations;

●	concentrated ownership of our stock can influence stockholder decisions, may discourage a change in control, and may have an adverse effect on share price of our stock;

●	the market price of our common stock may be volatile;

●
we previously identified material weaknesses in our internal control over financial reporting, which we believe have now been remediated. Any future failure to establish and maintain effective internal control over financial reporting could result in material misstatements in our financial statements and could cause investors to lose confidence in our financial statements, which could have a material adverse effect on our stock price;

●	developments in labor and employment law and any unionizing efforts by employees could have a materially adverse effect on our results of operations;

●	litigation may adversely affect our business, financial condition, and results of operations; and

●	we could determine that our goodwill and other intangible assets are impaired, thus recognizing a related loss.

Readers should review and consider these factors along with the risk factors and other disclosures, including under the heading “Risk Factors,” described in this prospectus, in any applicable prospectus supplement, in any free writing prospectus relating to the specific offering of our common stock, and in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our Current Report on Form 8-K filed with the SEC on July 17, 2020, as updated by annual, quarterly and other reports and documents we file with the SEC on or after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement.  You are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations with regard thereto or any change in the events, conditions, or circumstances on which any such statement is based.

THE COMPANY

Heartland Express, Inc. is a holding company incorporated in Nevada, which owns directly or through subsidiaries, all of the stock of Heartland Express, Inc. of Iowa, Heartland Express Services, Inc., Heartland Express Maintenance Services, Inc., Midwest Holding Group, LLC and Millis Transfer, LLC (together with Midwest Holding Group, LLC, “Millis Transfer”).

We, together with our subsidiaries, are a short-to-medium haul truckload carrier (predominately 500 miles or less per load). We operate our consolidated operations under the brand names of Heartland Express and Millis Transfer. We primarily provide nationwide asset-based dry van truckload service for major shippers from Washington to Florida and New England to California. Approximately 99.9% of our operating revenue is derived from shipments within the United States (“U.S.”) with the remainder being Canada. We do not have any operations in Mexico. We focus on providing quality service to targeted customers with a high density of freight in our regional operating areas. We also offer temperature-controlled truckload services, which are not significant to our operations and were reduced to serving select dedicated customers in 2019. We generally earn revenue based on the number of miles per load delivered and the revenue per mile paid.  We believe the keys to success are maintaining high levels of customer service and safety, which are predicated on the availability of experienced drivers and late-model equipment.  We believe that our service standards, safety record, and equipment accessibility have made us a core carrier to many of our major customers, as well as allowed us to build solid, long-term relationships with customers and brand ourselves as an industry leader for on-time service.

Our headquarters is located in North Liberty, Iowa, in a low-cost environment with ready access to a skilled, educated, and industrious workforce. Our other terminals are located near major shipping corridors nationwide, affording proximity to customer locations, driver domiciles, and distribution centers. Approximately 80% of our terminals are located within 200 miles of the 25 largest cities in the US. We believe our geographic reach and terminal locations assist us with driver recruiting and retention, efficient fleet maintenance, and consistent customer engagement.

We were founded by Russell A. Gerdin in 1978 and became publicly traded in November 1986. Over the thirty-three years from 1986 to 2019, we have grown our revenues to $596.8 million from $21.6 million and our net income has increased to $73.0 million from $3.0 million. Much of our growth has been attributable to expanding service for existing customers, acquiring new customers, and continued expansion of our operating regions.

In addition to organic growth through the development of our regional operating areas, we have completed eight acquisitions since 1986, with the most recent and our third acquisition within the last six years, Millis Transfer, occurring on August 26, 2019.  These eight acquisitions have enabled us to solidify our position within existing regions, expand into new operating regions, and pursue new customer relationships in new markets. We are highly selective about acquisitions, with our main criteria being (i) safe operations, (ii) high quality professional truck drivers, (iii) fleet profile that is compatible with our philosophy or can be replaced economically, and (iv) freight profile that will allow a path to a low-80s operating ratio upon full integration, application of our cost structure, and freight optimization, including exiting certain loads that fail to meet our operating profile. We expect to continue to evaluate acquisition candidates presented to us. We believe future growth depends upon several factors including the level of economic growth and the related customer demand, the available capacity in the trucking industry, our ability to identify and consummate future acquisitions, our ability to integrate operations of acquired companies to realize efficiencies, and our ability to attract and retain experienced drivers that meet our hiring standards.

Our principal executive offices are located at 901 North Kansas Avenue, North Liberty, Iowa 52317, and our telephone number is (319) 626-3600. We maintain an internet website at www.heartlandexpress.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus or any accompanying prospectus supplement, and no such information constitutes a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Potential investors are urged to read and consider the risk factors and other disclosures under the heading “Risk Factors” in any applicable prospectus supplement, in any free writing prospectus relating to the specific offering of our common stock, and in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our Current Report on Form 8-K filed with the SEC on July 17, 2020, as updated by annual, quarterly and other reports and documents we file with the SEC on or after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement. Before making an investment decision with respect to an offering of our common stock, you should carefully consider those risks, as well as other information we include or incorporate by reference in this prospectus, in the applicable prospectus supplement and in any free writing prospectus relating to the specific offering of our common stock. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer and you could lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business, financial condition or results of operations and your investment. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement. See “Where You Can Obtain Additional Information” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of common stock by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Under our Articles of Incorporation, as amended (our “Articles of Incorporation”), our authorized capital stock consists of 395,000,000 shares of common stock, par value one cent ($.01) per share, and 5,000,000 shares of preferred stock, par value one cent ($.01) per share, the rights and preferences of which may be designated by our board of directors (our “Board of Directors”).  The discussion below describes the most important terms of our capital stock, Articles of Incorporation and our Amended and Restated Bylaws (our “Bylaws”).  Because it is only a summary, it does not contain all the information that may be important to you.  For a complete description, refer to our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC, and to the applicable provisions of the Chapters 78 and 92A of the Nevada Revised Statutes (the “Nevada Statutes”).  See “Where You Can Obtain Additional Information” and “Incorporation of Documents by Reference.”

Common Stock

Our common stock is listed on The NASDAQ Global Select Market, under the symbol “HTLD.”

Voting.  Holders of common stock are entitled to one vote per share. Holders of our common stock are not entitled to cumulative voting in the election of directors.

Dividends.  Holders of common stock are entitled to receive dividends payable only after the requirements with respect to preferential dividends, if any, on any series of preferred stock shall have been met, and after we have complied with all requirements, if any, with respect to setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of preferred stock, to the extent permitted by law and to the extent our Board of Directors shall determine.

Liquidation.  In the event of liquidation, dissolution or winding up, holders of the common stock will be entitled to receive such of our remaining assets, if any, available for distribution after distribution in full of all creditors and the liquidation preferences on any outstanding shares of preferred stock, if any such stock is issued, to the extent our Board of Directors determines.

Other Terms.  Holders of common stock are not entitled to preemptive rights, nor is the common stock subject to redemption.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Certain Provisions of our Articles of Incorporation and Bylaws

Provisions with Anti-Takeover Implications.  Certain provisions of our Articles of Incorporation and Bylaws deal with matters of corporate governance and the rights of stockholders.  Under our Articles of Incorporation, our Board of Directors may issue preferred shares and set the voting rights, preferences and other terms thereof.  Our Bylaws provide that a special meeting of stockholders may be called only by the President, or by the President or Secretary at the request of a majority of the directors or stockholders owning not less than 20% of our issued and outstanding voting stock.  Such provisions, together with certain provisions of the Nevada Statutes (see “Description of Capital Stock — Nevada Anti-Takeover Statutes”), could be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by our Board of Directors.  This may include takeovers that certain stockholders may deem to be in their best interest.  Any such discouraging effect on takeover attempts could potentially depress the market price of our common stock or inhibit temporary fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

Indemnification of Directors, Officers and Employees.  Under Section 78.7502(1) of the Nevada Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In accordance with Section 78.751 of the Nevada Statutes, our Articles of Incorporation provide for mandatory indemnification to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of certain specified actions, suits or proceedings that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above, or in defense of related claims, issues or matters, such that we are obligated to indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such defense.

In accordance with Section 78.7502(3) of the Nevada Statutes, our Articles of Incorporation also provide that we will indemnify any person for certain specified claims that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above.  This indemnity is subject to a case by case determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct.  The determination is to be made by (i) the stockholders, (ii) our Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding, (iii) if so ordered by such quorum of disinterested directors, by independent legal counsel in a written opinion, or (iv) if such quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.  Our Board of Directors is also expressly authorized to advance certain expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person to whom expenses are to be advanced, to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by us.  Our Articles of Incorporation also allow us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, whether or not we would have the power to indemnify him against liability under our Articles of Incorporation.

Our Articles of Incorporation further provide that the indemnification does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The limitation of liability and indemnification provisions in our Articles of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Nevada Anti-Takeover Statutes

Business Combinations Act

We are subject to Nevada’s anti-takeover law because we have not opted out of the provisions of Sections 78.411-78.444 of the Nevada Statutes under the terms of our Articles of Incorporation.  This law provides that specified persons who, together with affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder.  The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.  This provision may have an anti-takeover effect for transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Control Share Statute

The Nevada Statutes provide that, in certain circumstances, a person who acquires a controlling interest in a corporation, defined in the statute as ownership of voting securities to exercise voting power in the election of directors of 1/5 or more but less than 1/3, 1/3 or more but less than a majority, or a majority or more thereof, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless the corporation’s other stockholders, by majority vote, grant voting rights to such shares.  Presently, we have opted out of these statutes under our Bylaws, as permitted by Section 78.378 of the Nevada Statutes.  As a result, if any stockholder (including a member of the Gerdin family) acquires shares of our common stock in an amount that exceeds the specified thresholds, such stockholder would not lose voting rights in such shares.  We may opt into coverage under these statutes by amending our Bylaws.  Our Bylaws provide that they may be repealed, altered or amended, or new bylaws may be adopted, by the affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal our Bylaws or adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place.

Authorized but Unissued Capital Stock

The Nevada Statutes do not require stockholder approval for any issuance of authorized shares.  However, the listing requirements of The NASDAQ Global Select Market, which would apply so long as our common stock is listed on The NASDAQ Global Select Market, require stockholder approval of certain issuances.  Authorized but unissued shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

SELLING STOCKHOLDERS

Information about the selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling stockholders may sell shares of our common stock offered by this prospectus in and/or outside the United States:

●	through underwriters or dealers;

●	through or directly to agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●
in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of such methods or any other method permitted pursuant to applicable law.

To the extent required, a supplement to this prospectus will describe the particular terms of any offering of shares of our common stock, including the following:

●	the names of the selling stockholders in that offering;

●	the names of any underwriters, dealers or agents;

●	any option under which underwriters, dealers or agents may purchase additional shares of common stock from the selling stockholders;

●	the purchase prices and public offering prices;

●	any discounts or commissions and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the shares may be listed.

Only underwriters named in an applicable prospectus supplement will be underwriters of the shares of common stock offered by such prospectus supplement. If underwriters are used in the sale, such underwriters will acquire the shares of our common stock for their own account. The underwriters may resell the shares from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Shares of our common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.

If any agent or dealer is involved in the offer or sale of the shares of common stock for which this prospectus is delivered, it will be named, and any commissions payable to that agent or dealer by the selling stockholders will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase shares of common stock from the selling stockholders as principal and may resell those shares at varying prices to be determined by the dealer.

Underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

The selling stockholders also may sell shares of our common stock directly. In this case, no underwriters or agents would be involved.

The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Profits on sales by the selling stockholders, and any discounts, concessions, commissions or fees received by underwriters, dealers or agents from the selling stockholders and any profit on the resale of the shares sold by them, may be deemed to be underwriting discounts or commissions under the Securities Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the shares. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares to engage in market-making activities with respect to the shares. All of the above may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses. Such expenses will be borne by the selling stockholders.

If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses, for which they may receive customary fees and commissions.

In order to facilitate the offering of the shares of our common stock, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of the shares of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, such shares in the open market. Finally, in any offering of shares of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares of our common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholders may solicit offers to purchase the shares of our common stock directly from, and they may sell such shares directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Although our common stock is listed on The Nasdaq Global Select Market under the symbol “HTLD,” we cannot give any assurance as to the liquidity of the trading market for our common stock.

The selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our common stock at the public offering price set forth in an applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions the selling stockholders pay for solicitation of these contracts.

The selling stockholders may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use shares of common stock pledged by a selling stockholder or borrowed from a selling stockholder or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. Such financial institution or other third party may transfer its economic short position to investors in our common stock or in connection with a concurrent offering of other securities.

In order to comply with the securities laws of some states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may transfer their shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

Certain legal matters with regard to the validity of the shares of common stock offered hereby will be passed upon for us by Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements and related financial statement schedule II as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus and elsewhere in the registration statement, have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of comprehensive income, stockholders’ equity and cash flows of Heartland Express, Inc. for the year ended December 31, 2017, and the related financial statement schedule II, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our Investor Relations website at www.heartlandexpress.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus or any accompanying prospectus supplement, and no such information constitutes a part of this prospectus or any accompanying prospectus supplement. Information may also be obtained from us, at no cost, by writing us at the following address or telephoning us at (319) 626-3600 between the hours of 9:00 a.m. and 5:00 p.m., Central Time: Christopher A. Strain, Heartland Express, Inc., 901 North Kansas Avenue, North Liberty, Iowa 52317.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents and information we filed with the SEC that are identified below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under

Item 2.02 or Item 7.01 and related exhibits) until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated.  The documents we incorporate by reference are:

●
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020, and Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on July 21, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020;

●	our Current Reports on Form 8-K filed with the SEC on March 10, 2020, May 15, 2020, June 9, 2020 and July 17, 2020 (solely Item 8.01 thereof);

●
the portions of our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders filed with the SEC on April 3, 2020 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, dated October 22, 1986, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus, in any applicable prospectus supplement, in any freewriting prospectus relating to the specific offering of our common stock or in any subsequently filed document that is also incorporated by reference, modifies or supersedes such statement.  Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any applicable prospectus supplement, in any freewriting prospectus relating to the specific offering of our common stock or in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with the prospectus.  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (319) 626-3600 between the hours of 9:00 a.m. and 5:00 p.m., Central Time: Christopher A. Strain, Heartland Express, Inc., 901 North Kansas Avenue, North Liberty, Iowa 52317.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any free writing prospectus relating to the specific offering of our common stock, together with the documents we incorporate by reference herein or therein. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses (other than underwriting discounts and commissions) payable in connection with the sale and distribution of the securities registered hereby, all of which will be borne by the selling stockholders.

SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent fees and expenses	(2)
Printing fees and expenses	(2)
Miscellaneous	(2)
Total	$(1)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(2)
These fees are based on the number of offerings or amount of common stock offered and, accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be included in the applicable prospectus supplement or in one or more Current Reports on Form 8-K.

Item 15.  Indemnification of Directors and Officers

Under Section 78.7502(1) of the Nevada Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In accordance with Section 78.751 of the Nevada Statutes, our Articles of Incorporation provide for mandatory indemnification to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of certain specified actions, suits or proceedings that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above, or in defense of related claims, issues or matters, such that we are obligated to indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such defense.

In accordance with Section 78.7502(3) of the Nevada Statutes, our Articles of Incorporation also provide that we will indemnify any person for certain specified claims that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada

Statutes, as described above.  This indemnity is subject to a case by case determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct.  The determination is to be made by (i) the stockholders, (ii) our Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding, (iii) if so ordered by such quorum of disinterested directors, by independent legal counsel in a written opinion, or (iv) if such quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.  Our Board of Directors is also expressly authorized to advance certain expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person to whom expenses are to be advanced, to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by us.  Our Articles of Incorporation also allow us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, whether or not we would have the power to indemnify him against liability under our Articles of Incorporation.

Our Articles of Incorporation further provide that the indemnification does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Item 16.  Exhibits

Exhibit No.	Exhibit Description
1**	Form of Underwriting Agreement.
3.1	Articles of Incorporation, as amended (Incorporated by reference to the Company’s Form 10-Q, for the quarter ended September 30, 2017, dated November 9, 2017 (File Number 0-15087)).
3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to the Company’s Form 10-Q, for the quarter ended September 30, 2017, dated November 9, 2017 (File Number 0-15087)).
5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1*	Consent of Scudder Law Firm, P.C., L.L.O. (included as part of Exhibit 5).
23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (included on signature pages herein).

* Filed herewith.
** To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Liberty, State of Iowa, on July 21, 2020.

HEARTLAND EXPRESS, INC.

By:	/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Heartland Express, Inc., a Nevada corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitutes and appoints Michael J. Gerdin, Christopher A. Strain, Mark A. Scudder, Heidi Hornung-Scherr, and Cody A. Kofoid, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 21, 2020.

Signature	Title

/s/ Michael J. Gerdin	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
Michael J. Gerdin

/s/ Christopher A. Strain	Vice President of Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)
Christopher A. Strain

/s/ Benjamin J. Allen	Director
Benjamin J. Allen

/s/ Larry J. Gordon	Director
Larry J. Gordon

/s/ Tahira K. Hira	Director
Tahira K. Hira

/s/ Brenda S. Neville	Director
Brenda S. Neville

/s/ James G. Pratt	Director
James G. Pratt

/s/ Michael J. Sullivan	Director
Michael J. Sullivan